United States

Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2021

County Bancorp, Inc.

(Nicolet Bankshares, Inc., as successor by merger to County Bancorp, Inc.)
(Exact name of registrant as specified in charter)

Wisconsin	001-36808	39-1850431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 South 44th Street

Manitowoc, WI 54221

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (920) 686-9998

N/A
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	ICBK	Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the closing on December 3, 2021, of the transactions contemplated by that certain Agreement and Plan of Merger, dated June 22, 2021 (the “Merger Agreement”), between County Bancorp, Inc. (the “Company”) and Nicolet Bankshares, Inc., a Wisconsin corporation (“Nicolet”). Pursuant to the Merger Agreement, the Company merged with and into Nicolet, with Nicolet continuing as the surviving corporation (“Merger”), effective December 3, 2021.

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 3, 2021, pursuant to the Merger Agreement, the Company merged with and into Nicolet, with Nicolet continuing as the surviving corporation. Immediately after the Merger, Investors Community Bank, the wholly-owned bank subsidiary of the Company (the “Bank”), merged with and into Nicolet National Bank, Nicolet’s wholly-owned bank subsidiary, with Nicolet National Bank continuing as the surviving bank. Upon consummation of the Merger, the Bank’s existing branch at 960 Hansen Road, Green Bay, WI closed and consolidated with continued service out of the legacy Nicolet National Bank branch at 2363 Holmgren Way, Green Bay, WI. All other branch offices of the Bank will open as Nicolet National Bank branches.

Pursuant to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, $0.01 par value per share, of the Company (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time was converted into the right to receive, at the election of the shareholder, either 0.48 shares of Nicolet common stock (“Nicolet Common Stock”) or $37.18 in cash, subject to proration procedures so that 1,237,000 shares of Company Common Stock will be exchanged for cash and the remaining shares of Company Common Stock will be exchanged for Nicolet Common Stock. Each holder of Company Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Nicolet Common Stock (after taking into account all shares held by such holder) will instead receive cash (without interest) in lieu of such fractional share in accordance with the terms of the Merger Agreement. Outstanding equity awards of the Company were treated as specified in the Merger Agreement.

As a result of the Merger, Nicolet is issuing approximately 2.3 million shares of Nicolet Common Stock, valued at $73.03 per share based on the closing price of Nicolet’s Common Stock on The Nasdaq Capital Market on December 2, 2021, the last trading day prior to consummation of the Merger, and paying approximately $49 million in cash. The value of the total Merger consideration was approximately $220 million.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 3, 2021, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq (i) suspend trading in the Company Common Stock on Nasdaq effective as of the close of business on December 3, 2021, (ii) withdraw the Company Common Stock from listing on Nasdaq effective as of the close of business on December 3, 2021, and (iii) file with the Securities and Exchange Commission (the “SEC”) a Form 25 to request the removal of the Company Common Stock from listing on Nasdaq and to deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Company Common Stock will no longer be listed on Nasdaq.

Following the effectiveness of the foregoing delisting, which will occur 10 days after Nasdaq’s filing of the Form 25, Nicolet, as successor to the Company by operation of law, intends to file with the SEC a certification on Form 15 under the Exchange Act with respect to the Company Common Stock requesting the deregistration of the Company Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

As of the Effective Time, each holder of a certificate or book-entry share representing any shares of Company Common Stock ceased to have any rights with respect thereto, except the right to receive the consideration as described above and subject to the terms and conditions set forth in the Merger Agreement.

The information set forth under Item 2.01, Item 3.01, Item 5.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

On December 3, 2021, the Company was merged with and into Nicolet pursuant to the Merger Agreement, with Nicolet as the surviving entity.

The information set forth under Item 2.01, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2021, effective upon the consummation of the Merger, all of the Company’s directors and executive officers ceased serving in such capacities. In accordance with the terms of the Merger Agreement, Lynn Davis, a former director of the Company, was appointed by the board of directors of Nicolet to serve as a member of the board of directors of Nicolet, effective as of the Effective Time.

As required by the terms of the Merger Agreement, on November 17, 2021, the Company and the Bank entered into employment agreement cancellation agreements with each of Timothy J. Schneider, then President of the Company and Chief Executive Officer of the Bank, Mark R. Binversie, then President of the Bank, and Glen L. Stiteley, then Treasurer and Chief Financial Officer of the Company and Executive Vice President, Treasurer and Chief Fnancial Officer of the Bank, providing for the termination of their respective employment agreements effective upon the consummation of the Merger and payment of all amounts required under their employment agreements in connection with the change in control of the Company. Mr. Schneider, Mr. Binversie and Mr. Stiteley received payments of $1,902,290.00, $1,161,112.00, and $763,731.00, respectively, in connection with the termination of their respective employment agreements. The foregoing description of the employment agreement cancellation agreements with each of Timothy J. Schneider, Mark R. Binversie, and Glen L. Stiteley does not purport to be complete and is qualified in its entirety by reference to such agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

In addition, as required by the terms of the Merger Agreement, on November 5, 2021, the Company and the Bank provided the required notices to each of Timothy J. Schneider, then President of the Company and Chief Executive Officer of the Bank, Mark R. Binversie, then President of the Bank, and Glen L. Stiteley, then Treasurer and Chief Financial Officer of the Company and Executive Vice President, Treasurer and Chief Fnancial Officer of the Bank, regarding the termination of the County Bancorp, Inc. Investors Community Bank Employees’ Elective Deferred Compensation Plan, as amended and restated April 18, 2018 (the “Plan”). In connection with the termination of the Plan, Mr. Schneider, Mr. Binversie and Mr. Stiteley received payments of $375,938.22, $522,119.99, and $78,148.29, respectively. The foregoing description of the notices of the termination of the Plan to each of Timothy J. Schneider, Mark R. Binversie, and Glen L. Stiteley does not purport to be complete and is qualified in its entirety by reference to such notices, which are filed as Exhibits 10.4, 10.5 and 10.6 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

As of the Effective Time, the Third Amended and Restated Articles of Incorporation and the Third Amended and Restated Bylaws of the Company ceased to be in effect by operation of law and the organizational documents of Nicolet (as successor to the Company by operation of law), as in effect immediately prior to the Effective Time, remained the articles of incorporation and bylaws of Nicolet, consistent with the terms of the Merger Agreement. A copy of the amended and restated articles of incorporation of Nicolet and the amended and restated bylaws of Nicolet are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 8.01.	Other Events.

On December 6, 2021, Nicolet issued a press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger between Nicolet Bankshares, Inc. and County Bancorp, Inc. dated June 22, 2021 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 22, 2021)
3.1	Amended and Restated Articles of Incorporation of Nicolet Bankshares, Inc. (incorporated by reference to Exhibit 3.1 to Nicolet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 13, 2014 (File No. 333-90052))
3.2	Amended and Restated Bylaws of Nicolet Bankshares, Inc. (incorporated by reference to Exhibit 3.1 to Nicolet’s Current Report on Form 8-K filed on March 25, 2020 (File No. 001-37700))
10.1	Employment Agreement Cancellation Agreement, dated as of November 17, 2021, by and among County Bancorp, Inc., Investors Community Bank and Timothy J. Schneider
10.2	Employment Agreement Cancellation Agreement, dated as of November 17, 2021, by and among County Bancorp, Inc., Investors Community Bank and Mark R. Binversie
10.3	Employment Agreement Cancellation Agreement, dated as of November 17, 2021, by and among County Bancorp, Inc., Investors Community Bank and Glen L. Stiteley
10.4	Acknowledgement of Termination and Liquidation of Deferred Compensation Plan, dated as of November 5, 2021, by and among County Bancorp, Inc., Investors Community Bank and Timothy J. Schneider
10.5	Acknowledgement of Termination and Liquidation of Deferred Compensation Plan, dated as of November 5, 2021, by and among County Bancorp, Inc., Investors Community Bank and Mark R. Binversie
10.6	Acknowledgement of Termination and Liquidation of Deferred Compensation Plan, dated as of November 5, 2021, by and among County Bancorp, Inc., Investors Community Bank and Glen L. Stiteley
99.1	Press Release of Nicolet Bankshares, Inc. dated December 6, 2021 (incorporated by reference to Exhibit 99.1 to Nicolet’s Current Report on Form 8-K filed on December 6, 2021 (File No. 001-37700))
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SignatureS

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2021	NICOLET BANKSHARES, INC.
(as successor by merger to County Bancorp, Inc.)

	By:	/s/ Michael E. Daniels
	Name:	Michael E. Daniels
	Title:	President and Chief Executive Officer